SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19651	13-3445668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA		19462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Item 5.             Other Events.

The holders of all of the Series C-2 convertible preferred stock of Genaera Corporation (the “Company”) have elected to convert their holdings of Series C-2 convertible preferred stock into common stock of the Company. Pursuant to the terms of the Series C-2 convertible preferred stock issued in the Company’s May 2003 private placement, the holders of such shares will convert 2,500 shares of Series C-2 convertible preferred stock into 2,500,000 shares of newly-issued common stock of the Company. Upon the closing of this transaction, no shares of Series C-2 convertible preferred stock will be outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION (Registrant)

By:	/s/ ROY C. LEVITT

Roy C. Levitt, M.D. President and Chief Executive Officer

Dated: October 2, 2003

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